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                                                                   EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Intelligent Systems Corporation
Norcross, GA

We hereby consent to the incorporation by reference in the registration statements Form S-8 No. 333-58134 and No. 333-32157 of our report dated March 3, 2005, relating to the consolidated financial statements and schedule of Intelligent Systems Corporation and Subsidiaries appearing in the company's annual report on Form 10-KSB for the year ended December 31, 2004.

/s/ Tauber & Balser, P.C.

Tauber & Balser, P.C.


Atlanta, Georgia
March 28, 2005